UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934, as amended.

Date of Report (Date of earliest event reported): December 6, 2004

HARTVILLE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-110630	94-3360099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1597 North Main Street, North Canton, Ohio	44720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 305-1352

(Former name or former address, if changed since last report)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Joseph I. Emas, Attorney at Law

1224 Washington Avenue

Miami Beach, Florida 33139

Telephone: 305.531.1174

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On December 6, 2004, the Company appointed two new directors to its Board of Directors, Michael A. Amsalem and Dennis C. Rushovich.

Mr. Michel Amsalem is the Founder and President of Midsummer Capital LLC, the investment manager of the Midsummer group of funds/investment partnerships. The Midsummer funds specialize in the financing of small and mid-size, exchange-listed growth companies. Prior to the creation of Midsummer Mr. Amsalem was a Principal and Managing Partner of Omicron Capital, L.P., the investment manager of a group of funds with a strategy similar to that of the Midsummer funds. Mr. Amsalem has over thirty years of experience in the origination, structuring, negotiation and management of investments in complex environments. Prior to his involvement with hedge funds, Mr. Amsalem was successively Founder and Managing Director of Citibank’s Structured Finance Department, of Banque Indosuez’ Investment Bank for Latin America and Eastern Europe and of Patricof Emerging Markets. Mr. Amsalem started his career at the International Finance Corporation, the private sector arm of the World Bank. In these capacities, Mr. Amsalem has had direct responsibility for and involvement in all types of principal investing and investment banking transactions, from IPOs and structured debt issues to mergers and acquisitions, project finance, restructurings and privatizations in emerging markets. Given the characteristics of the markets in which these transactions were taking place most required creative and sophisticated management of risk and liquidity issues. Mr. Amsalem received his Doctoral degree from 1-Jarvard University, Graduate School of Business and his MBA from Columbia University where he presently teaches business policy and strategy courses as a management professor. Mr. Amsalem is a graduate of Ecole des Hautes Etudes Commerciales in France.

Dennis C. Rushovich is the founder and CEO of Strategic Financial Solutions, Inc., a consulting, software, and services supplier to financial institutions. Mr. Rushovich co-founded and was COO & CFO of Independent Financial Marketing Group, the largest marketer of investment and insurance products to financial institutions, nationwide. Prior to starting Independent Financial Marketing Group, Mr. Rushovich had total responsibility for finance and operations for Financial Planning Services Ltd., one of the largest marketers of insurance and investment products in South Africa. Mr. Rushovich graduated from Witwatersrand University in Johannesburg, South Africa with a B.Com. degree in Business Administration and Accounting, and a B.ACC degree in Mr. Rushovich holds a Certificate in the Theory of Accounting and received the qualifications of Chartered Accountant (South Africa) and NASD Series 7 & 27. Mr. Rushovich has been appointed as a member of the Company’s Audit Committee.

On December 6, 2004, the Company appointed Joshua Feldman, CPA as its Chief Financial Officer.

Joshua Feldman is a certified public accountant. Mr. Feldman was the chief financial officer of Ohio Carts, Inc., a national provider of shopping cart and maintenance services to retailers, from January 2002 through September, 2002. From September, 1998 through December, 2001, Mr. Feldman was an accountant with KPFF, LLC, an Ohio accounting firm specializing in closely held companies. Mr. Feldman received his B.S. in Economics, with a concentration in finance and political science, from Wharton School of the University of Pennsylvania.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2004	Hartville Group, Inc.
(Registrant)

/s/ W. Russell Smith III
W. Russell Smith III, President